Exhibit 3.3(a)

State of Delaware Secretary of State Division of Corporations Delivered 12:45 PM 01/28/2005 FILED 12:31 PM 01/28/2005 SRV 050072130 — 2228071 FILE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
DOLLAR FINANCIAL CORP.
a Delaware corporation
(Originally incorporated on April 17, 1990
as “Monetary Management Holdings, Inc.”)
     Dollar Financial Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
1.	The name of this corporation is Dollar Financial Corp. Dollar Financial Corp. was originally incorporated under the name Monetary Management Holdings, Inc., and the original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on April 17, 1990.

2.	A Certificate of Amendment of the Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on February 4, 1992.

3.	A Certificate of Merger of MMH Transit Co. with and into this corporation was filed with the Secretary of State of the State of Delaware on June 30, 1994.

4.	As Amended and Restated Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on June 30, 1994.

5.	A Certificate of Change of Registered Agent and Registered Office of this corporation was filed with the Secretary of State of the State of Delaware on August 23, 1995.

6.	A Certificate of Amendment of the Amended and Restated Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on January 11, 1996.

7.	A Certificate of Amendment of the Amended and Restated Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on August 5, 1996.

8.	An Amended and Restated Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on December 16, 1998.

9.	A Certificate of Merger of DFG Acquisition, Inc. with and into this corporation was filed with the Secretary of State of the State of Delaware on December 18, 1998.

10.	A Certificate of Amendment of the Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on April 21, 2004.

11.	The Amended and Restated Certificate of Incorporation of this corporation is further amended and restated in its entirety as set forth in the Amended and Restated Certificate of Incorporation attached hereto as Exhibit “A” and incorporated herein by this reference (the “Amended and Restated Certificate of Incorporation”).

12.	The Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors and the stockholders of this corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, Dollar Financial Corp. has caused this Amended and Restated Certificate of Incorporation to be duly executed by the undersigned President of Dollar Financial Corp. this 28 day of January, 2005.

DOLLAR FINANCIAL CORP.
By:	/s/ Donald P. Gayhardt
Donald P. Gayhardt, President

EXHIBIT “A”
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
DOLLAR FINANCIAL CORP.
a Delaware corporation
     FIRST: The name of the corporation is Dollar Financial Corp. (hereinafter referred to as the “Corporation”).
     SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, New Castle County. The name of the registered agent of the Corporation at that address is The Prentice-Hall Corporation System, Inc.
     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.
     FOURTH: A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Sixty Five Million Five Hundred Thousand (65,500,000), consisting of:
          1. Fifty Five Million Five Hundred Thousand (55,500,000) shares of Common Stock, par value $.001 per share (hereinafter referred to as the “Common Stock”), and
          2 Ten Million (10,000,000) shares of Preferred Stock, par value $.001 per share (hereinafter referred to as the “Preferred Stock”).
               Upon the filing and effectiveness of this Amended and Restated Certificate of Incorporation each currently issued and outstanding share of “Class A Common Stock” and “Class B Common Stock” shall be designated as one share of Common Stock and shall subsequently be subdivided and split up into Five Hundred Fifty Five (555) shares of Common Stock.
               B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the additional issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of

Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.
               C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Amended and Restated Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock).
     FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
          A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Director. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws of the Corporation, as they may be amended from time to time (the “Bylaws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
          B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.
          C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
          D. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer or the President or by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board, For purposes of this Amended and Restated Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

     SIXTH: A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes consisting of Class A Directors, Class B Directors and Class C Directors. The terms of office of the Class A Directors, Class B Directors and Class C Directors will expire at the Corporation’s first, second and third annual meeting of stockholders following the date hereof, respectively. Each director shall hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. Directors need not be stockholders.
               B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires or until such director’s successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.
               C. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.
               D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-out-standing shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
     SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the capital stock of the

Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.
     EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. All references in this Article EIGHTH to a director shall also be deemed to refer to any such director acting in his or her capacity as a Continuing Director (as defined in Article TENTH).
     NINTH: The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of incorporation in the manner presented by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, Sections C or D of Article FIFTH, Article SIXTH, Article SEVENTH, or Article EIGHTH.
     TENTH: The Board of Directors is expressly authorized to cause the Corporation to issue rights pursuant to Section 157 of the Delaware General Corporation Law and, in that connection, to enter into any agreements necessary or convenient for such issuance. Any such agreement may include provisions limiting, in certain circumstances, the ability of the Board of Directors of the Corporation to redeem the securities issued pursuant thereto or to take other action thereunder or in connection therewith unless there is a specified number or percentage of Continuing Directors then in office. Pursuant to Section 141(a) of the Delaware General Corporation Law, the Continuing Directors shall have the power and authority to make all decisions and determinations, and exercise or perform such other acts, that any such agreement provides that such Continuing Directors shall make, exercise or perform. For purposes of this Article TENTH and any such agreement, the term, “Continuing Directors,” shall mean (1) those directors who were members of the Board of Directors of the Corporation at the time the Corporation entered into such agreement and any director who subsequently becomes a member of the Board of

Directors, if such director’s nomination for election to the Board of Directors is recommended or approved by the majority vote of the Continuing Directors then in office and (2) such other members of the Board of Directors, if any, designated in, or in the manner provided in, such agreement as Continuing Directors.

State of Delaware Secretary of State Division of Corporations Delivered 11:31 AM 05/10/2007 FILED 11:03 AM 05/10/2007 SRV 070545590 — 2228071 FILE
STATE OF DELAWARE
CERTIFICATE OF CHANGE
OF REGISTERED AGENT AND/OR
REGISTERED OFFICE
The Board of Directors of Dollar Financial Corp., a Delaware Corporation, on this 4th day of May, A.D. 2007, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code 19801.
The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY.
The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.
IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 4th day of May, A.D. 2007.

By:	/s/ Peter J. Sokolowski
Authorized Officer
	Name:	Peter J. Sokolowski Print or Type
	Title:	Vice President

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
          1. The name of the corporation (hereinafter called the “Corporation”) is Dollar Financial Corp.
          2. The registered office of the Corporation within the State of Delaware is hereby changed to 160 Greentree Drive, Suite 101, City of Dover 19904, County of Kent.
          3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.
          4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on January 20, 2009.
/s/ Roy Hibberd
Roy Hibberd, Secretary

State of Delaware Secretary of State Division of Corporations Delivered 06:44 PM 01/22/2009 FILED 06:13 PM 01/22/2009 SRV 090060849 — 2228071 FILE